Exhibit (c)(16) Discussion Materials Project Lean May 16, 2024 HIGHLY CONFIDENTIAL

Transaction Terms Project Lean Key Deal Terms • $35.75 per share in cash for each share of publicly traded Arizona common stock (i.e., excludes Merger Consideration 81.6% owned by Indiana) • Premium of 11.4% to Arizona’s unaffected share price of $32.08 as of March 6, 2024 : • P/E Multiples Paid Arizona Data Room Projections Refinitiv Consensus (1)(2) (3) Provided by Arizona Estimates Multiple / Premiums Paid: 2025E P/E 14.5x 15.0x Multiple 2026E P/E 13.8x 14.7x Multiple • Regulatory approvals including FERC, Maine Public Utilities Commission and New York Public Expected Approvals Service Commission • Approval of the shareholders as defined in the merger agreement • May [17] – Signing and Announcement Proposed Timing • 12-15 months – Closing Source: Arizona Data Room Projections Provided by Arizona, Capital IQ as of May 13, 2024, Draft Merger Agreement Dated as of May 15, 2024 Notes: 1. Projections for Arizona have been prepared by Arizona management (“Arizona Data Room Projections Provided by Arizona”) and submitted to Indiana as part of long-term financial planning and due diligence 2. Based on EPS per Arizona Data Room Projections Provided by Arizona of $2.47/share and $2.60/share for 2025E and 2026E, respectively 3. Based on EPS per Refinitiv consensus estimates of $2.39/share and $2.43/share for 2025E and 2026E, respectively HIGHLY CONFIDENTIAL PROJECT LEAN 2

Historical Trading Performance Share Price Performance Indexed Share Price Performance Over Last Twelve Months • Prior to the announcement % of Indiana’s take private bid, Arizona had 115 underperformed its regulated utility peers over the last twelve months March 7, 2024: Arizona announces receipt of take-private 2.7% proposal from Indiana 100 (1.9%) (9.1%) 85 70 55 May-23 Jun-23 Jul-23 Aug-23 Sep-23 Oct-23 Nov-23 Dec-23 Jan-24 Feb-24 Mar-24 Apr-24 May-24 (1) (2) Arizona Arizona Peers UTY Source: Capital IQ as of May 13, 2024 Notes: 1. Represents the simple median of peers including ED, ES, EXC, FE and PPL 2. Represent the UTY index’s constituents HIGHLY CONFIDENTIAL PROJECT LEAN 3

Summary Financial Forecast Arizona’s Forecast Approved by Indiana – Long-Term Plan (2024 – 2035) Summary Financial Forecast • Arizona Data Room ($MM, Unless Otherwise Indicated) Projections Provided by Arizona represents a Period 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 regular and ordinary update Consolidated performed by management EBITDA 2,334 2,723 2,990 3,271 3,530 3,820 4,081 4,348 4,603 4,854 5,084 5,235 and approved by the Board Adjusted Net Income 887 959 1,009 1,063 1,148 1,250 1,215 1,347 1,524 1,648 1,764 1,881 of Arizona Capex (3,601) (3,077) (3,107) (4,939) (5,201) (5,398) (5,082) (4,307) (4,577) (4,537) (4,233) (3,876) – Projections approved by Unlevered FCF (3,688) (61) (313) (1,620) (1,637) (1,460) (532) 609 754 1,143 1,507 1,921 Indiana Debt 16,465 18,141 19,921 22,718 25,497 28,182 30,062 31,049 32,185 33,090 33,625 33,832 • Financials presented on a EPS ($ per Share) 2.28 2.47 2.60 2.74 2.96 3.22 3.13 3.47 3.93 4.24 4.54 4.85 consolidated basis, as well Networks as for Networks and EBITDA 1,899 2,119 2,354 2,633 2,850 3,073 3,297 3,448 3,595 3,741 3,832 3,926 Renewables segments Adjusted Net Income 835 926 944 963 1,046 1,134 1,210 1,269 1,310 1,350 1,390 1,427 – Financials for Holding Capex (3,061) (2,600) (2,594) (2,488) (2,847) (2,760) (2,535) (2,095) (2,156) (2,213) (2,279) (2,347) and Elimination not Unlevered FCF (2,270) (340) (632) (193) (372) (54) 395 1,037 1,125 1,200 1,204 1,204 shown but incorporated Debt 10,512 11,015 12,943 13,584 14,350 15,009 15,524 15,130 15,348 15,558 15,770 16,050 into consolidated presentation EPS ($ per Share) 2.15 2.39 2.43 2.48 2.69 2.92 3.12 3.27 3.38 3.48 3.58 3.68 Renewables EBITDA 443 603 636 639 680 746 784 900 1,009 1,112 1,252 1,308 Adjusted Net Income 204 215 267 316 358 409 364 490 662 772 868 961 Capex (530) (477) (514) (2,451) (2,354) (2,639) (2,548) (2,212) (2,421) (2,325) (1,953) (1,529) Levered FCF (993) 211 160 558 (1,162) (829) (804) (592) (144) (146) (11) 283 Debt 1,893 2,421 2,437 4,349 4,225 4,481 4,359 4,029 4,181 4,034 3,623 3,153 EPS ($ per Share) 0.53 0.55 0.69 0.81 0.92 1.05 0.94 1.26 1.71 1.99 2.24 2.47 Source: Arizona Data Room Projections Provided by Arizona HIGHLY CONFIDENTIAL PROJECT LEAN 4

Preliminary Financial Analysis

Based on Arizona – Long-Term Plan (2024 – 2035)

Key Assumptions

- Financial forecast based on Arizona Data Room Projections Provided by Arizona and diligence completed to date
- Transaction date: 12/31/2024
- Period: 11 years
- Net debt balances [2]:
  - Transaction date: $20.3Bn
  - Terminus date: $38.8Bn
- Fully diluted shares outstanding of 388MM as of March 31, 2024

Unlevered DCF

- Unlevered discounted cash flow analysis based on consolidated projections included in Arizona Data Room Projections Provided by Arizona and the following assumptions:
  - WACC: 6.0% - 7.0% [9]

SOTP DCF

- Discounted cash flow analysis based on segment-level projections included in Arizona Data Room Projections Provided by Arizona and the following assumptions:
  - Unlevered DCF for Networks
  - Levered DCF for Renewables
  - WACC
    - Networks: 5.0% - 5.8%
  - Cost of Equity:
    - Renewables: 10.3% - 12.3%

Illustrative Share Price [1]

($/share)



Agreed Price: $35.75
Discounted Cash Flow Analyses
Unlevered Discounted Cash Flow
Terminal FY+1 P/E Multiple: 13.6x – 15.6x (3)(4)
27.50
42.50
SOTP Discounted Cash Flow
Networks Terminal FY+1 P/E Multiple: 13.6x – 15.6x (3)(5)
Renewables Terminal Growth Rate: 0.0% – 2.0% (6)
34.00
46.75
Precedent Transactions
Precedents Premiums (4.8% – 44.6%) (7)
Unaffected Price: $32.08
33.75
46.50
Trading Comparables
2025E P/E Multiple (12.7x – 17.4x) (8)
Arizona Unadjusted Forecast EPS (2025E): $2.47/share
31.25
43.00
2026E P/E Multiple (12.0x – 16.5x) (8)
Arizona Unadjusted Forecast EPS (2026E): $2.60/share
31.25
43.00
Reference Only
52 Week High / Low
52 Week High / Low
27.50
41.25
Analyst Price Targets
Discounted Analyst Price Targets
9 analyst price targets discounted ½ year at 9.6%

	$20.00	$30.00	$40.00	$50.00
Equity Value ($MM)	7,763	11,644	15,526	19,407
2025E P/E (x) (2025E EPS: $2.47)	8.1x	12.1x	16.2x	20.2x

◆ Discounted Analyst Price Targets [10]

Source: Arizona Data Room Projections Provided by Arizona, Data Room Documents, Capital IQ as of May 13, 2024, Company Filings, Thomson Reuters

Notes:
1. Values rounded to $0.25
2. Net debt includes minority interest
3. Reflects +/- 1.0x from the peer median due to width of range
4. Terminal value calculated using a net debt balance of $38.8Bn (including minority interest) at the exit (12/31/2035) and FY+1 run rate adjusted net income of $1,992MM
5. Terminal value calculated using FY+1 run rate adjusted net income of $1,152MM
6. Terminal value calculated using FY+1 run rate free cash flow of $764MM
7. Based on final offer premium from U.S. precedents across industries from minority squeeze-outs of public companies from 2019 to present with an equity value of $1Bn+ (excludes real estate, insurance and financial transactions and withdrawn offers)
8. Based on Network peers (ED, ES, EXC, FE and PPL)
9. Consolidated financial analysis based on cost of equity and WACC for Arizona
10. Analyst price targets (Morningstar, JP Morgan, Janney Montgomery, Wells Fargo, Siebert Williams, Wachovia Securities, Equisights, Wolfe and Analyst (undisclosed name)) discounted by half of a period at 9.6%, median of these brokers differs from the median analyst price target pull from CapIQ due to slightly different set of brokers based on equity research available

PROJECT LEAN HIGHLY CONFIDENTIAL 5

APPENDIX Supplementary Financial Analysis HIGHLY CONFIDENTIAL 6

Unlevered Discounted Free Cash Flow Analysis

Consolidated

Key Assumptions

- Analysis based on Arizona Data Room Projections Provided by Arizona and approved by Indiana
- Transaction date: 12/31/2024
- Unlevered discounted cash flow analysis
  - Arizona valued at the consolidated level
- Net debt balance at transaction date: $20.3Bn [2]
- **Consolidated financial analysis using utility peers as the best proxy for the consolidated business**
  - WACC: 6.0% – 7.0%
  - Terminal value:
    - FY+1 P/E: 13.6x – 15.6x

Unlevered Discounted Free Cash Flow Analysis

($MM, unless otherwise noted)

P/E Multiple (x)	13.6x			14.6x			15.6x		
WACC (%)	**7.0%**	**6.5%**	**6.0%**	**7.0%**	**6.5%**	**6.0%**	**7.0%**	**6.5%**	**6.0%**
Present Value of:									
(+) Unlevered Free Cash Flow ('25-'29)	(4,074)	(4,140)	(4,208)	(4,074)	(4,140)	(4,208)	(4,074)	(4,140)	(4,208)
(+) Unlevered Free Cash Flow ('30-'35)	2,852	2,987	3,130	2,852	2,987	3,130	2,852	2,987	3,130
(+) Terminal Aggregate Value [1]	32,232	33,949	35,767	33,208	34,977	36,850	34,184	36,005	37,933
Aggregate Value	**31,010**	**32,796**	**34,689**	**31,986**	**33,824**	**35,772**	**32,962**	**34,852**	**36,855**
(-) Net Debt (12/31/2024) [2]	20,329	20,329	20,329	20,329	20,329	20,329	20,329	20,329	20,329
Equity Value	**10,681**	**12,467**	**14,360**	**11,657**	**13,495**	**15,443**	**12,633**	**14,523**	**16,526**
Shares Outstanding [3]	388	388	388	388	388	388	388	388	388
Share Price ($)	**$27.52**	**$32.12**	**$37.00**	**$30.03**	**$34.77**	**$39.79**	**$32.55**	**$37.42**	**$42.58**
Implied Metrics:									
Premium to Unaffected Price [4]	(14%)	0%	15%	(6%)	8%	24%	1%	17%	33%
FY+1 Price / Earnings [5]	11.1x	13.0x	15.0x	12.2x	14.1x	16.1x	13.2x	15.1x	17.2x
Terminal Value Analysis:									
% Value in Cash Flows ('25-'29)	(13%)	(13%)	(12%)	(13%)	(12%)	(12%)	(12%)	(12%)	(11%)
% Value in Cash Flows ('30-'35)	9%	9%	9%	9%	9%	9%	9%	9%	8%
% Value in Terminus	104%	104%	103%	104%	103%	103%	104%	103%	103%
Terminal Perpetuity Growth Rate	2.3%	1.8%	1.3%	2.4%	1.9%	1.4%	2.5%	2.0%	1.5%

Source: Arizona Data Room Projections Provided by Arizona, Data Room Documents, Capital IQ as of May 13, 2024, Company Filings

Notes:
1. Calculated using a net debt balance of $38.8Bn (including minority interest) at the exit (12/31/2035) and FY+1 run rate adjusted net income of $1,992MM
2. Net debt includes minority interest
3. Fully diluted shares outstanding of 388MM as of March 31, 2024
4. Unaffected price of $32.08/share as of March 6, 2024
5. FY+1 EPS of $2.47/share

PROJECT LEAN

HIGHLY CONFIDENTIAL

7

Sum-of-the-Parts Analysis

Networks

Key Assumptions

- Analysis based on Arizona Data Room Projections Provided by Arizona and approved by Indiana
- Transaction date: 12/31/2024
- Discounted cash flow analysis
  - Arizona valued at the segment level
  - Unlevered DCF for Networks
  - Levered DCF for Renewables
- Net debt balance at transaction date:
  - $13.0Bn for Networks [2]
  - $7.4Bn for Renewables [2]
- For the purposes of the sum-of-the-parts analysis, Morgan Stanley allocated the Holding and Elimination financials to the Networks and Renewables segments
  - Allocation assumes that the Networks and Renewables segments would be capitalized at a ratio approximating that of peers [5]
  - Results in ~60% of the debt allocated to Networks and ~40% of the debt allocated to Renewables

Networks Unlevered Discounted Free Cash Flow Analysis

($MM, Unless Otherwise Noted)

P/E Multiple (x)	13.6x			14.6x			15.6x		
WACC (%)	**5.8%**	**5.4%**	**5.0%**	**5.8%**	**5.4%**	**5.0%**	**5.8%**	**5.4%**	**5.0%**
Present Value of:									
(+) Unlevered Free Cash Flow ('25-'29)	(1,564)	(1,576)	(1,588)	(1,564)	(1,576)	(1,588)	(1,564)	(1,576)	(1,588)
(+) Unlevered Free Cash Flow ('30-'35)	3,628	3,744	3,865	3,628	3,744	3,865	3,628	3,744	3,865
(+) Terminal Aggregate Value [1]	22,192	23,097	24,042	22,826	23,757	24,730	23,461	24,418	25,417
Aggregate Value	**24,255**	**25,265**	**26,319**	**24,890**	**25,925**	**27,007**	**25,525**	**26,586**	**27,694**
(-) Net Debt (12/31/2024) [2]	12,961	12,961	12,961	12,961	12,961	12,961	12,961	12,961	12,961
Equity Value	**11,294**	**12,304**	**13,358**	**11,929**	**12,964**	**14,045**	**12,563**	**13,625**	**14,733**
Shares Outstanding [3]	388	388	388	388	388	388	388	388	388
Share Price ($)	**$29.10**	**$31.70**	**$34.41**	**$30.73**	**$33.40**	**$36.19**	**$32.37**	**$35.10**	**$37.96**
Implied Metrics:									
FY+1 Price / Earnings [4]	13.8x	15.1x	16.3x	14.6x	15.9x	17.2x	15.4x	16.7x	18.0x
Terminal Value Analysis:									
% Value in Cash Flows ('25-'29)	(6%)	(6%)	(6%)	(6%)	(6%)	(6%)	(6%)	(6%)	(6%)
% Value in Cash Flows ('30-'35)	15%	15%	15%	15%	14%	14%	14%	14%	14%
% Value in Terminus	91%	91%	91%	92%	92%	92%	92%	92%	92%
Terminal Perpetuity Growth Rate	0.9%	0.5%	0.1%	1.0%	0.6%	0.2%	1.1%	0.7%	0.4%

Source: Arizona Data Room Projections Provided by Arizona, Data Room Documents, Capital IQ as of May 13, 2024, Company Filings

Notes:
1. Calculated using FY+1 run rate adjusted net income of $1,152MM
2. Net debt includes minority interest
3. Fully diluted shares outstanding of 388MM as of March 31, 2024
4. FY+1 EPS of $2.11/share
5. Networks debt/cap of 59.8% and Renewables debt/cap of 63.1%

PROJECT LEAN HIGHLY CONFIDENTIAL 8

Sum-of-the-Parts Analysis (Cont'd)

Renewables

Key Assumptions

- Analysis based on Arizona Data Room Projections Provided by Arizona and approved by Indiana
- Transaction date: 12/31/2024
- Discounted cash flow analysis
  - Arizona valued at the segment level
  - Unlevered DCF for Networks
  - Levered DCF for Renewables
- Net debt balance at transaction date:
  - $13.0Bn for Networks (2)
  - $7.4Bn for Renewables (2)
- For the purposes of the sum-of-the-parts analysis, Morgan Stanley allocated the Holding and Elimination financials to the Networks and Renewables segments
  - Allocation assumes that the Networks and Renewables segments would be capitalized at a ratio approximating that of peers (4)
  - Results in ~60% of the debt allocated to Networks and ~40% of the debt allocated to Renewables

Renewables Levered Discounted Free Cash Flow Analysis

($MM, Unless Otherwise Noted)

Terminal Perpetuity Growth Rate (%)	0.0%			1.0%			2.0%		
Cost of Equity (%)	**12.3%**	**11.3%**	**10.3%**	**12.3%**	**11.3%**	**10.3%**	**12.3%**	**11.3%**	**10.3%**
Present Value of:									
(+) Levered Free Cash Flow ('25-'29)	328	323	317	328	323	317	328	323	317
(+) Levered Free Cash Flow ('30-'35)	(219)	(227)	(236)	(219)	(227)	(236)	(219)	(227)	(236)
(+) Terminal Equity Value (1)	1,837	2,197	2,649	2,020	2,434	2,964	2,238	2,722	3,353
Equity Value	**1,946**	**2,292**	**2,731**	**2,128**	**2,529**	**3,045**	**2,346**	**2,817**	**3,435**
(+) Net Debt (12/31/2024) (2)	7,365	7,365	7,365	7,365	7,365	7,365	7,365	7,365	7,365
Aggregate Value	**9,310**	**9,656**	**10,095**	**9,493**	**9,894**	**10,409**	**9,711**	**10,182**	**10,799**
Shares Outstanding (3)	388	388	388	388	388	388	388	388	388
Share Price ($)	**$5.01**	**$5.90**	**$7.03**	**$5.48**	**$6.52**	**$7.84**	**$6.04**	**$7.26**	**$8.85**
Terminal Value Analysis:									
% Value in Cash Flows ('25-'29)	17%	14%	12%	15%	13%	10%	14%	11%	9%
% Value in Cash Flows ('30-'35)	(11%)	(10%)	(9%)	(10%)	(9%)	(8%)	(9%)	(8%)	(7%)
% Value in Terminus	94%	96%	97%	95%	96%	97%	95%	97%	98%
Terminal AV / EBITDA	9.7x	10.3x	11.0x	10.0x	10.7x	11.5x	10.3x	11.1x	12.1x

Source: Arizona Data Room Projections Provided by Arizona, Data Room Documents, Capital IQ as of May 13, 2024, Company Filings

Notes:
1. Calculated using FY+1 run rate free cash flow of $764MM
2. Net debt includes minority interest
3. Fully diluted shares outstanding of 388MM as of March 31, 2024
4. Networks debt/cap of 59.8% and Renewables debt/cap of 63.1%

PROJECT LEAN HIGHLY CONFIDENTIAL 9

Sum-of-the-Parts Analysis (Cont'd)

Summary

Key Assumptions

- Analysis based on Arizona Data Room Projections Provided by Arizona and approved by Indiana
- Transaction date: 12/31/2024
- Discounted cash flow analysis
  - Arizona valued at the segment level
  - Unlevered DCF for Networks
  - Levered DCF for Renewables
- For the purposes of the sum-of-the-parts analysis, Morgan Stanley allocated the Holding and Elimination financials to the Networks and Renewables segments
  - Allocation assumes that the Networks and Renewables segments would be capitalized at a ratio approximating that of peers (4)
  - Results in ~60% of the debt allocated to Networks and ~40% of the debt allocated to Renewables

Summary Sum-of-the-Parts Analysis

($MM, Unless Otherwise Noted)

	Low			Mid			High		
Present Value of:									
(+) Networks Equity Value	11,294	12,304	13,358	11,929	12,964	14,045	12,563	13,625	14,733
(+) Renewables Equity Value	1,946	2,292	2,731	2,128	2,529	3,045	2,346	2,817	3,435
Equity Value	**13,240**	**14,595**	**16,088**	**14,057**	**15,493**	**17,090**	**14,910**	**16,442**	**18,168**
Shares Outstanding (1)	388	388	388	388	388	388	388	388	388
Share Price ($)	**$34.11**	**$37.60**	**$41.45**	**$36.22**	**$39.92**	**$44.03**	**$38.41**	**$42.36**	**$46.81**
Implied Metrics:									
Premium to Unaffected Price (2)	6%	17%	29%	13%	24%	37%	20%	32%	46%
FY+1 Price / Earnings (3)	13.8x	15.2x	16.8x	14.7x	16.2x	17.8x	15.5x	17.1x	18.9x
Terminal Value Analysis:									
% Value in Cash Flows ('25-'29)	(3%)	(3%)	(3%)	(3%)	(3%)	(3%)	(3%)	(3%)	(3%)
% Value in Cash Flows ('30-'35)	11%	11%	11%	11%	11%	10%	11%	10%	10%
% Value in Terminus	92%	92%	92%	92%	92%	93%	92%	93%	93%

Source: Arizona Data Room Projections Provided by Arizona, Data Room Documents, Capital IQ as of May 13, 2024, Company Filings

Notes:
1. Fully diluted shares outstanding of 388MM as of March 31, 2024
2. Unaffected price of $32.08/share as of March 6, 2024
3. FY+1 EPS of $2.47/share
4. Networks debt/cap of 59.8% and Renewables debt/cap of 63.1%

PROJECT LEAN HIGHLY CONFIDENTIAL 10

Peer Benchmarking Peer Trading Comparable Figures – Networks and Consolidated Comparable Companies Analysis As of May 13, 2024 Price Last Fiscal Year EBITDA Unaffected Current LTM LTM Market Aggregate Price / Earnings (1) Value 3/6/2024 5/13/2024 High Low Value 2025 2026 Company Name % % $MM $MM x x Arizona n.a. 37.30 90.6 135.8 14,478 28,304 15.6 15.3 (2) 32.08 n.a. 77.8 116.8 12,454 25,347 13.2 12.7 Arizona Unaffected Exelon 36.67 38.13 87.6 114.3 38,188 82,838 14.6 13.8 ConEdison 89.85 97.64 97.6 121.4 33,883 58,194 17.4 16.5 FirstEnergy 37.46 39.69 98.2 123.3 22,908 47,342 13.7 12.9 Eversource 58.50 61.28 79.0 117.8 21,668 49,558 12.7 12.0 PPL 26.85 29.17 99.3 131.4 21,625 37,394 16.0 14.9 Peer Median 97.6 121.4 22,908 49,558 14.6 13.8 Source: Capital IQ as of May 13, 2024, Company Filings Notes: 1. Aggregate Value = Market Value + Long-term Debt + Short-term Debt + Leases + Preferred Stock + Minority Interest – Cash 2. As of March 6, 2024 HIGHLY CONFIDENTIAL PROJECT LEAN 11

Peer Benchmarking (Cont’d) Peer Trading Comparable Figures – Renewables Comparable Companies Analysis As of May 13, 2024 Price Unaffected Current LTM LTM Market Aggregate AV / EBITDA (1) 3/6/2024 5/13/2024 High Low Value Value 2025 Company Name % % $MM $MM x Arizona n.a. 37.30 90.6 135.8 14,478 28,304 10.5 (2) Arizona Unaffected 32.08 n.a. 77.8 116.8 12,454 25,347 9.8 Ørsted 375.80 60.04 61.1 167.4 25,247 36,833 8.7 Brookfield Renewable Partners 30.92 27.30 84.6 136.2 18,161 34,089 13.5 EDPR 13.77 15.41 68.3 119.9 15,782 25,235 10.5 Northland 22.96 15.96 71.5 112.8 4,088 9,516 10.1 Boralex 29.54 21.79 75.5 117.4 2,239 4,912 9.4 Innergex 8.44 6.27 59.6 121.7 1,288 6,326 10.3 Peer Median 69.9 120.8 9,935 17,375 10.2 Source: Capital IQ as of May 13, 2024, Company Filings Notes: 1. Aggregate Value = Market Value + Long-term Debt + Short-term Debt + Leases + Preferred Stock + Minority Interest – Cash 2. As of March 6, 2024 HIGHLY CONFIDENTIAL PROJECT LEAN 12

Relevant Precedent Transactions Minority Squeeze-Outs of Public Companies Precedents (U.S. Transactions Across Industries) U.S. Squeeze-Out Precedents Across Industries Basis of Presentation Unaffected • Time Period: 2019 to Ownership Final Prior to Ann. Stake Sought Offer Equity Value present Date Ann. Target Acquirer Industry Target Nation (%) (%) (%) ($MM) • Precedents across 2022 Shell Midstream Partners LP Shell Midstream LP Hldg LLC Energy United States 68.5 31.5 9.6 1,963 industries from minority squeeze-outs of public companies in the U.S. • Equity Value Size: 2022 Continental Resources Inc Omega Acquisition Inc Energy United States 82.6 17.4 15.2 4,701 $1,000MM+ • Excludes real estate, insurance and financial 2021 Phillips 66 Partners LP Phillips 66 Co Energy United States 74.3 25.7 4.8 2,961 transactions • Excludes withdrawn offers 2020 Eidos Therapeutics Inc BridgeBio Pharma Inc Biotech/Pharma United States 60.8 39.2 41.1 1,113 2020 TerraForm Power Inc Brookfield Renewable Partners Utilities United States 61.6 38.4 17.4 1,440 2019 AVX Corp KYOCERA Corp Technology United States 72.0 28.0 44.6 1,031 Source: Thomson Reuters, Company Filings, Deal Point Data HIGHLY CONFIDENTIAL PROJECT LEAN 13

Cost of Capital Analysis Consolidated WACC Analysis Assumption Notes Low Base High Market Risk Premium Morgan Stanley Estimated Risk Premium 6.0% 6.0% 6.0% Risk Free Rate U.S. Treasury Rate (10-year) 4.5% 4.5% 4.5% Levered Beta Based on Arizona's Levered Beta 0.85 0.85 0.85 Sensitivity Adjustment Adjustment of +/- 1% (1.0%) 0.0% 1.0% Cost of Equity Calculated using CAPM 8.6% 9.6% 10.6% Cost of Debt (Pre-Tax) Blended Rate Based on Arizona's Most Recent Financial Statements 3.9% 3.9% 3.9% (1) Tax Rate 21.0% 21.0% 21.0% Corporate Tax Rate Cost of Debt (Post-Tax) 3.0% 3.0% 3.0% Debt / Total Capitalization Based on Capitalization for Arizona 47.2% 47.2% 47.2% WACC 6.0% 6.5% 7.0% Source: Arizona Data Room Projections Provided by Arizona, Data Room Documents, Capital IQ as of May 13, 2024, Company Filings Note: 1. Based on statutory federal corporate tax rate HIGHLY CONFIDENTIAL PROJECT LEAN 14

Cost of Capital Analysis (Cont'd)

Networks

- Capitalization reflects allocation of Holding and Elimination

WACC Analysis

Assumption	Notes	Low	Base	High
Market Risk Premium	Morgan Stanley Estimated Risk Premium	6.0%	6.0%	6.0%
Risk Free Rate	U.S. Treasury Rate (10-year)	4.5%	4.5%	4.5%
Unlevered Beta	Based on Median Peer Unlevered Beta	0.35	0.35	0.35
Levered Beta	Re-levered at Arizona Networks Segment's Capitalization	0.75	0.75	0.75
Sensitivity Adjustment	Adjustment of +/- 1%	(1.0%)	0.0%	1.0%
Cost of Equity	**Calculated using CAPM**	**8.0%**	**9.0%**	**10.0%**
Cost of Debt (Pre-Tax)	Blended Rate Based on Arizona's Most Recent Financial Statements	3.9%	3.9%	3.9%
Tax Rate	Corporate Tax Rate (1)	21.0%	21.0%	21.0%
Cost of Debt (Post-Tax)		**3.0%**	**3.0%**	**3.0%**
Debt / Total Capitalization (2)	Based on Arizona Networks Segment's Capitalization	59.8%	59.8%	59.8%
WACC		**5.0%**	**5.4%**	**5.8%**

Source: Arizona Data Room Projections Provided by Arizona, Data Room Documents, Capital IQ as of May 13, 2024, Company Filings

Peer Capitalization

Company	Levered Beta	Unlevered Beta	Debt to Cap.
Peers			
Exelon	0.67	0.35	54.3%
ConEdison	0.51	0.33	41.9%
FirstEnergy	0.61	0.33	51.3%
Eversource	0.89	0.44	56.3%
PPL	0.60	0.38	42.6%
Median	**0.61**	**0.35**	**51.3%**

Source: Arizona Data Room Projections Provided by Arizona, Data Room Documents, Capital IQ as of May 13, 2024, Company Filings

Levered Beta Calculation

Levered Beta Calculation	
Median Peer Unlevered Beta	0.35
Networks Segment's Capitalization (2)	59.8%
Arizona Assumed Tax Rate	21.0%
Arizona Networks Levered Beta	0.75

Notes:
1. Based on statutory federal corporate tax rate
2. Reflects assumed allocation of ~60% of Holdings debt to Networks and ~40% to Renewables

PROJECT LEAN HIGHLY CONFIDENTIAL 15

Cost of Capital Analysis (Cont'd)

Renewables

- Capitalization reflects allocation of Holding and Elimination

Cost of Equity Analysis

Assumption	Notes	Low	Base	High
Market Risk Premium	Morgan Stanley Estimated Risk Premium	6.0%	6.0%	6.0%
Risk Free Rate	U.S. Treasury Rate (10-year)	4.5%	4.5%	4.5%
Unlevered Beta	Based on Median Peer Unlevered Beta	0.48	0.48	0.48
Levered Beta	Re-levered at Arizona Renewables Segment's Capitalization	1.14	1.14	1.14
Sensitivity Adjustment	Adjustment of +/- 1%	(1.0%)	0.0%	1.0%
Cost of Equity	**Calculated using CAPM**	**10.3%**	**11.3%**	**12.3%**

Source: Arizona Data Room Projections Provided by Arizona, Data Room Documents, Capital IQ as of May 13, 2024, Company Filings

Peer Capitalization

Company	Levered Beta	Unlevered Beta	Debt to Cap.
Peers			
Orsted	0.98	0.63	41.3%
Brookfield Renewable Partners	0.91	0.53	48.2%
EDPR	1.17	0.80	36.9%
Northland	0.81	0.38	58.2%
Boralex	0.87	0.44	55.0%
Innergex	0.89	0.22	79.7%
Median	**0.90**	**0.48**	**51.6%**

Source: Arizona Data Room Projections Provided by Arizona, Data Room Documents, Capital IQ as of May 13, 2024, Company Filings

Levered Beta Calculation

Levered Beta Calculation	
Median Peers Unlevered Beta	0.48
Renewables Segment's Capitalization [1]	63.1%
Arizona Assumed Tax Rate	21.0%
Arizona Renewables Levered Beta	1.14

Note:
1. Reflects assumed allocation of ~60% of Holdings debt to Networks and ~40% to Renewables

PROJECT LEAN HIGHLY CONFIDENTIAL 16

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